CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of CET Environmental Services, Inc. of our report dated March 6, 1998, which report appears in the Annual Report on Form 10-K of CET Environmental Services, Inc., for the year ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Denver, Colorado
August 7, 1998